Exhibit 11.1

COMER LAW FIRM

d/b/a KEVIN A COMER, ATTORNEY AT LAW, PA

2135 ½ 2nd Avenue North	kevin@comer.work

St. Petersburg FL 33713	727-729-2719

May 1, 2026

UNATION, Inc.

12802 Tampa Oaks Boulevard, Suite 405

Tampa, Florida 33637

Re: Consent of Counsel

Ladies and Gentlemen:

We hereby consent to the filing of our opinion as Exhibit 3.1 to the Offering Statement on Form 1-A (the “Offering Statement”) of UNATION, Inc. (the “Company”), and to the reference to our firm under the caption “Legal Matters” in the Offering Circular forming part of the Offering Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Respectfully submitted,

COMER LAW FIRM

By:	/s/ Kevin Comer
Name:	Kevin Comer
Title:	Managing Partner